Exhibit 10.43

SIXTH AMENDMENT TO

NOTE AND WARRANT PURCHASE AGREEMENT

and SECURED PROMISSORY NOTES

This Sixth Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Sixth Amendment”) dated as of August 9, 2013, among Marina Biotech, Inc., a Delaware corporation (the “Company”), MDRNA Research, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Research”), and Cequent Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Cequent” and, together with the Company and Research, the “Companies”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), amends (i) that certain Note and Warrant Purchase Agreement (as amended from time to time, the “Purchase Agreement”), dated as of February 10, 2012, among the Companies and the Purchasers and (ii) the Secured Promissory Notes (the “Notes”) issued to the Purchasers pursuant thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in this Sixth Amendment, the Companies and the Purchasers desire to amend the Purchase Agreement and the Notes as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Sixth Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Companies and the Purchasers hereby agree as follows:

Section 1.          Repayment, Satisfaction and Cancellation of Notes.

(a)          By executing below, the Companies and the Purchasers hereby agree that those terms and provisions of Section 1 of that certain Fifth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes dated as of February 7, 2013 concerning the repayment, satisfaction and cancellation of the Notes in certain circumstances shall be replaced in their entirety with the provisions concerning the same subject contained in Section 1 of this Sixth Amendment. Specifically, the Companies and the Purchasers hereby acknowledge and agrees as follows:

i.     If the Company at any time enters into an agreement in respect of the licensing, partnering or disposition of any of the technology held by the Company (and/or any subsidiary), or any related product, the Company shall pay to the Purchasers, on a pro rata basis, an amount equal to twenty-five percent (25%) of the fair market value of each payment (whether upfront, milestone, royalty, combined or otherwise) actually received by the Company (and/or any subsidiary), up to a maximum of $650,000 with respect to each agreement, no later than five (5) business days following actual receipt by the Company (and/or any subsidiary) of the relevant payment, which amounts the Purchasers hereby agree to accept and to

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apply against the outstanding principal balance of the Notes and the accrued and unpaid interest thereon. Notwithstanding the foregoing, the Company shall have no obligation to make any payments to the Purchasers as a result of any amounts received by the Company (and/or any subsidiary) pursuant to that certain Patent Assignment and License Agreement dated as of August 9, 2013 by and between the Company and Arcturus Therapeutics (the “Arcturus License Agreement”).

ii.    If the Company at any time enters into any agreement to issue any of the debt or equity securities of the Company (and/or any subsidiary) in a bona fide capital raising transaction (a “Financing Event”), the Company shall pay to the Purchasers, on a pro rata basis, an amount equal to twenty-five percent (25%) of the gross proceeds actually received by the Company (and/or any subsidiary), up to a maximum of $650,000, no later than five (5) business days following actual receipt by the Company (and/or any subsidiary) of the purchase price for such securities, which amounts the Purchasers hereby agree to accept and to apply against the unpaid principal balance of the Notes. In addition, promptly upon the occurrence of each Financing Event, the Company shall issue to the Purchasers, on a pro rata basis, such number or amount of the securities of the Company (and/or any subsidiary) as were issued in the applicable Financing Event having an aggregate purchase price equal to the total amount of the accrued and unpaid interest on the Notes as of the closing date of the Financing Event, in full satisfaction of such accrued and unpaid interest.

(b)          In addition, and as further consideration for this Sixth Amendment, the Company shall issue to the Purchasers (on a pro rata basis), promptly upon the execution of this Sixth Amendment, warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock (the “Warrants”). The Warrants will have an initial exercise price of $0.28 per share, which is subject to adjustment (including as a result of subsequent financings completed on or prior to August 9, 2014), will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants, and otherwise have substantially the same terms and conditions as the warrants that were issued to the Purchasers upon the closing of the Purchase Agreement.

(c)          Immediately upon the issuance to the Purchasers of such consideration in accordance with Section 1(a) as is equal to the entire unpaid principal balance under the Notes and all accrued and unpaid interest thereon, the Notes shall be deemed cancelled and of no further force and effect, and any obligations of the Company to the Purchasers pursuant to the Notes shall be deemed satisfied in full.

Section 2.          Amendment of Definitions.  The following definitions contained in Section 1.1 of the Purchase Agreement are hereby amended as set forth below:

(a)          The definition of “Transaction Documents” is hereby amended to add this “Sixth Amendment” as a Transaction Document.

(b)          The definition of “Warrants” is hereby amended to include the Warrants that may be issued pursuant to this Sixth Amendment.

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Section 3.          Amendment of Maturity Date; Release of Lien.

(a)          Amendment of Maturity Date.  The parties hereto hereby agree that the Notes that were issued to the Purchasers on the Closing Date pursuant to the Purchase Agreement are hereby further amended by replacing the reference to “April 30, 2013” in clause (A) of the first paragraph thereof (as previously amended on each of April 30, 2012, May 31, 2012, August 3, 2012 and February 7, 2013 relating to the Maturity Date of the Notes) with a reference to “March 31, 2014”.

(b)          Release of Lien on UNA Technology.  The Purchasers hereby agree, in connection with and effective upon the closing of the transactions contemplated by, the Arcturus License Agreement, to release from the collateral securing the obligations of the Companies under the Notes the Unlocked Nucleobase Analog (UNA) technology of the Company, and to promptly take any and all actions and to promptly execute and deliver any and all agreements or instruments as the Company may reasonably request in order to effectuate the foregoing.

Section 4.          Miscellaneous.

4.1         No Other Amendments. Except as otherwise expressly provided by this Sixth Amendment, all of the terms and conditions of each of the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

4.2         Headings.  The headings herein are for convenience only, do not constitute a part of this Sixth Amendment and shall not be deemed to limit or affect any of the provisions hereof.

4.3         Execution.  This Sixth Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.4         Severability.  If any term, provision, covenant or restriction of this Sixth Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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4.5         Choice of Law.  This Sixth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.

4.6         Effectiveness.  This Sixth Amendment shall be effective upon the Companies execution and receipt of the same amendment executed by all of the undersigned.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

MARINA BIOTECH, INC.

By:	/s/ J. Michael French
Name: J. Michael French
Title: President and Chief Executive Officer

MDRNA RESEARCH, INC.

By:	/s/ J. Michael French
Name: J. Michael French
Title: President

CEQUENT PHARMACEUTICALS, INC.

By:	/s/ J. Michael French
Name: J. Michael French
Title: President

[Remainder of page intentionally left blank; signature pages for Purchasers follows]

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[PURCHASER SIGNATURE PAGES TO SIXTH AMENDMENT TO NOTE AND
WARRANT PURCHASE AGREEMENT and SECURED PROMISSORY NOTES]

IN WITNESS WHEREOF, the undersigned have caused this Sixth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

GENESIS CAPITAL MANAGEMENT, LLC

By:	/s/ Shawn Rhynes
Name: Shawn Rhynes
Title: Managing Director

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[PURCHASER SIGNATURE PAGES TO SIXTH AMENDMENT TO NOTE AND
WARRANT PURCHASE AGREEMENT and SECURED PROMISSORY NOTES]

IN WITNESS WHEREOF, the undersigned have caused this Sixth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

PEAK CAPITAL ADVISORY LIMITED

By:	/s/ Feng Bai Ye
Name: Feng Bai Ye
Title: Managing Director

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